                                                                   EXHIBIT 11(b)

Securities and Exchange Commission
October 23, 1997
Page 1

                       Baker Donelson Bearman & Caldwell
                            First Tennessee Building
                                   Suite 2000
                               165 Madison Avenue
                            Memphis, Tennessee 38103



                                    August 27, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     Re: FIRST FUNDS (THE TRUST): GROWTH AND INCOME PORTFOLIO; BOND PORTFOLIO; CAPITAL APPRECIATION PORTFOLIO; INTERMEDIATE BOND PORTFOLIO AND TENNESSEE TAX-FREE PORTFOLIO (EACH, A PORTFOLIO)

     File No. 33-46374
              811-6589
     Post-Effective Amendment No. 15

Dear Sirs:

     We serve as counsel to the above-referenced Trust. Post-Effective Amendment No. 15 ("Amendment") was prepared by ALPS Mutual Fund Services, Inc. ("ALPS"), the Trust's Administrator, and, as stated in the covering letter to the Amendment, is being filed pursuant to Paragraph (a) of Rule 485 under the Securities Act of 1933 for the principal purpose disclosing information pertaining to Martin & Company, Inc., a new sub-investment adviser for the Tennessee Tax-Free and Intermediate Bond Portfolios.

     Further, we consent to the use of our name in the Registration Statement or elsewhere it may appear.

                                    Very truly yours,

                                    /s/ Baker Donelson Bearman & Caldwell
                                    Baker Donelson Bearman & Caldwell